CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-140248, 333-138103, and 333-142054 of NetSol Technologies on Forms S-8 and S-3 of our report dated September 30, 2010, relating to the financial statements of NetSol Technologies, Inc. and subsidiaries (the “Company”), appearing in this Annual Report on Form 10-K of NetSol Technologies for the year ended June 30, 2010.

/s/    KABANI & COMPANY INC

Los Angeles, California
September 9, 2010